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                                                                   EXHIBIT 10.36

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

$756,250.00                                       Chicago, Illinois
                                                  Effective as of August 4, 1999
                                                  Executed December 6, 1999


     FOR VALUE RECEIVED, Patrick C. Shutt (Borrower") promises to pay to Universal Access, Inc. (the "Lender") or order, at 100 North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, or such other place as the Lender or holder hereof may from time to time designate, the principal sum of SEVEN HUNDRED FIFTY-SIX THOUSAND TWO HUNDRED FIFTY Dollars ($756,250.00).

1. Interest Rate. Interest shall accrue on the unpaid principal portion of this Note at the rate of six percent (6%) per annum, simple interest.

2. Payment Schedule. Principal and accrued and unpaid interest, if any, shall be due and payable on August 4, 2004 (the "Maturity Date").

3. Repayment of Indebtedness. On or before the Maturity Date, Borrower shall repay the entire principal and interest owing under this Note by one of the following methods (or, with respect to principal, the method described in the following sentence), to be selected in Borrower's sole discretion: (i) in cash or immediately available funds; or (ii) if the shares (the "Shares") of common stock (the "Common Stock") of Lender are no longer subject to the restrictions on transfer (the "Transfer Restrictions") set forth in the Amended and Restated Shareholders Agreement dated as of June 30, 1999 by and among Lender and other parties thereto (as amended, the "Shareholders Agreement"), by delivering and transferring to Lender the number of shares of Common Stock whose Fair Market Value equals the entire principal and interest owing under this Note as of the Maturity Date. In addition to the repayment methods described in the previous sentence, Borrower may repay the entire principal amount owing under this Note by delivering and transferring to Lender 250,000 Shares, so long as the Shares are no longer subject to the Transfer Restrictions set forth in the Shareholders Agreement.

     The Fair Market Value of the Common Stock shall be determined (i) by reference to the national securities market or exchange on which the Common Stock is traded on the Maturity Date, or (ii) if the Common Stock is not traded on a national securities market or exchange on the Maturity Date, by the board of directors of Lender acting in good faith based upon a valuation report prepared by an independent valuation firm or consultant. Notwithstanding any provision of this Note, the Lender shall not be required to accept Shares or Common Stock in repayment of amounts due hereunder if the Lender is restricted by law or written agreement from doing so. The number of Shares referred to above shall be

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     adjusted to give effect to any stock split, stock dividend or combination of the Common Stock occurring after the date hereof. With respect to principal owing under this Note, this Note is with recourse to Borrowers' interest in the Shares but without recourse to Borrower personally. With respect to interest owing under this Note, this Note is recourse to Borrower personally.

     Any repayment under this paragraph 3 which is made in Shares shall include only Shares owned by Borrower for six months or more prior to the date of repayment (and shall not include any Shares acquired upon the exercise of any stock options granted to Borrower as of the date hereof), provided, however, that if such Shares were acquired pursuant to an incentive stock option plan as defined in Code Sections 422 or prior Code Section 422A of the Lender or any affiliate including any qualified stock option plan as defined in prior Code Section 422, then the applicable holding period requirements of said Sections 422 and 422A shall have been met with respect to such Shares.

4. Prepayment. Borrower shall have the right to prepay all or any part of the unpaid balance hereof at any time, without premium or penalty.

5. Security. Borrower agrees that at such time at the Shares are no longer subject to the transfer restrictions set forth in the Shareholders Agreement, or, if earlier, at such time as Borrower has obtained a waiver by the other parties to the Shareholders Agreement of the transfer restrictions on the Shares, then Borrower shall execute and deliver to Lender a Stock Pledge Agreement pursuant to which Borrower will pledge the Shares to Lender as a collateral security (the "Collateral") for the principal owing under this Note. Unless and until Borrower delivers to Lender a Stock Pledge Agreement, the Shares shall not be deemed to have been pledged or otherwise transferred to Lender. Borrower and Lender agree that the reference to the Shares set forth in this paragraph shall not constitute a "Transfer" as defined in the Shareholders Agreement.

6. Amendment of Note. This Note may be terminated or amended only by prior written consent of Lender and Borrower. This Note amends and restates in its entirety, effective as of August 4, 1999, the Promissory Note dated August 4, 1999 delivered by Borrower to Lender.

7. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to the conflict of law principles thereof, in which state it shall be performed, and shall be binding upon Borrower and his heirs and assigns.

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                                        BORROWER:

                                        /s/ PATRICK C. SHUTT
                                        ----------------------------------------
                                        Patrick C. Shutt


                                        LENDER:

                                        UNIVERSAL ACCESS, INC.


                                        By: /s/ ROBERT POMMER
                                           -------------------------------------
                                           Name:  Robert C. Pommer
                                           Title: Chief Operating Officer
                                                  100 North Riverside Plaza
                                                  Suite 2200
                                                  Chicago, IL 60606